                                                                    EXHIBIT 10.6


================================================================================

                           CRUNCH EQUITY HOLDING, LLC

                              AMENDED AND RESTATED
                               MEMBERS' AGREEMENT

                           DATED AS OF MARCH 19 , 2004

================================================================================

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                                TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I DEFINITIONS............................................................................................       1

ARTICLE II BOARD OF MANAGERS REPRESENTATION......................................................................      11
     2.1      BOARD OF MANAGERS REPRESENTATION...................................................................      11
     2.2      VOTING.............................................................................................      13
     2.3      COMMITTEES; SUBSIDIARIES...........................................................................      13
     2.4      MEETINGS; EXPENSES; COMPENSATION...................................................................      15
     2.5      PROTECTIVE PROVISIONS..............................................................................      15

ARTICLE III CERTAIN MATTERS AFFECTING UNITS......................................................................      17
     3.1      FUTURE MEMBERS.....................................................................................      17
     3.2      LIMITATIONS ON TRANSFERS...........................................................................      18
     3.3      RIGHT OF FIRST REFUSAL/RIGHT OF FIRST OFFER........................................................      19
     3.4      CO-SALE RIGHTS.....................................................................................      23
     3.5      PREEMPTIVE RIGHTS..................................................................................      25
     3.6      REPURCHASE RIGHTS..................................................................................      27
     3.7      CALL OPTION........................................................................................      28
     3.8      DRAG-ALONG RIGHTS..................................................................................      30
     3.9      REGULATORY MATTERS.................................................................................      32
     3.10     ACCESS TO RECORDS AND PROPERTIES...................................................................      32
     3.11     INFORMATION RIGHTS.................................................................................      32
     3.12     CERTAIN MATTERS RELATING TO TRANSFERS..............................................................      33
     3.13     REQUIRED IPO AND IPO LIQUIDATION...................................................................      34
     3.14     PINNACLE INDEMNITY.................................................................................      34

ARTICLE IV MISCELLANEOUS.........................................................................................      35
     4.1      TERMINATION........................................................................................      35
     4.2      LEGEND ON UNIT CERTIFICATES........................................................................      35
     4.3      GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.............................      35
     4.4      SEVERABILITY.......................................................................................      36
     4.5      ASSIGNMENTS; SUCCESSORS AND ASSIGNS................................................................      36
     4.6      AMENDMENTS; WAIVERS................................................................................      36
     4.7      NOTICES............................................................................................      37
     4.8      HEADINGS...........................................................................................      37
     4.9      NOUNS AND PRONOUNS.................................................................................      38
     4.10     APPROVALS..........................................................................................      38
     4.11     EXPENSES...........................................................................................      38
     4.12     ENTIRE AGREEMENT...................................................................................      38
     4.13     COUNTERPARTS.......................................................................................      38
     4.14     FURTHER ASSURANCES.................................................................................      38

Annex I - Schedule of Members

Exhibit A - Regulatory Sideletter

                                  AMENDED AND RESTATED MEMBERS'
                                  AGREEMENT (this "Agreement"), dated as of March 19, 2004 (the "Effective Date"), among CRUNCH EQUITY HOLDING, LLC, a
                                  Delaware limited liability company (the
                                  "Company") and the Members (as defined herein) listed on the signature pages hereto.

                                    PREAMBLE

            The Company and the Members (other than Bondholder Trust (as defined herein)) are parties to a Members' Agreement, dated as of November 25, 2003 (the "Original Agreement"). In connection with the consummation of the Aurora Transaction (as defined herein) and the admission of Bondholder Trust as a Member, the parties hereto wish to amend and restate the Original Agreement in the form of this Agreement.

            Each Member owns, as of the date hereof, that number, class and type of Units (as defined herein) set forth opposite such Member's name on Schedule I to the Operating Agreement (as defined herein). The Members believe it to be in the best interest of the Company and the Members to provide for the continued stability of the business and policies of the Company and its Subsidiaries (as defined herein), as the same may exist from time to time, and, to that end, the parties hereto set forth this Agreement.

            ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Operating Agreement. Additionally, the Rules of Construction contained in Section 1 of the Operating Agreement shall be deemed incorporated herein by reference. As used herein, the following terms shall have the following respective meanings:

            "ACCEPTANCE PERIOD" has the meaning set forth in Section 3.3(a)(ii).

            "AGREEMENT" has the meaning set forth in the caption.

            "APPRAISED VALUE NOTICE" has the meaning set forth in Section
3.6(e).

            "APPRAISER" means an investment banking firm of national recognition that has not, at any time during the one year period immediately preceding the date of its appointment as Appraiser, been engaged by (i) the Company or any of its direct or indirect Subsidiaries, (ii) in the event the Appraiser is appointed in connection with Section 3.4, by the Company, any of its direct or indirect Subsidiaries, the Co-Sale Offeror, the Co-Sale Offeree or any of the Co-Sale Rightholders or (iii) in the event the Appraiser is appointed in connection with Section 3.6, by the Company, any of its direct or indirect Subsidiaries or the CDM Holder.

            "AURORA" means Aurora Foods, Inc., a Delaware corporation.

            "AURORA MERGER AGREEMENT" means the Agreement and Plan of Reorganization and Merger, dated as of November 24, 2003, by and between Aurora and the Company.

            "AURORA SALE" means (i) the sale or Transfer (in one or a series of related transactions) of all or substantially all of Aurora's assets on a consolidated basis to a Person or a group of Persons acting in concert, (ii) the sale or Transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of Aurora to a Person or a group of Persons acting in concert, or (iii) the merger or consolidation of Aurora with or into another Person, in each case in clauses (ii) and (iii) above, under circumstances in which the holders of a majority in voting power of the outstanding capital stock of Aurora (or its direct or indirect parent company), immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of Aurora (or its direct or indirect parent company), or the surviving or resulting corporation, entity or acquirer, as the case may be, immediately following such transaction.

            "AURORA TRANSACTION" means the reorganization of Aurora whereby Aurora is combined with Pinnacle and the acquisition by Crunch Holding of a direct or indirect equity interest in such combined company.

            "AUTHORIZED REPRESENTATIVES" has the meaning set forth in Section 3.10.

            "BONDHOLDER TRUST" means Crunch Equity Voting Trust, a Delaware business trust.

            "BONDHOLDER TRUST AGREEMENT" means the governing instrument(s) of Bondholder Trust.

            "BONDHOLDER TRUST CORRESPONDING INTERESTS" has the meaning set forth in Section 3.2(c).

            "BONDHOLDER MANAGERS" has the meaning set forth in Section
2.1(b)(iv).

            "BYLAWS" means the Bylaws of the Company as amended from time to time.

            "CALL OPTION" has the meaning set forth in Section 3.7(a).

            "CALL OPTION NOTICE" has the meaning set forth in Section 3.7(b).

            "CALL OPTION PRICE" means an amount equal to the product of (A) $10,750,000 multiplied by (B) a percentage (which is not greater than 100%) representing the percentage of original investment of the capital (or proportionate part thereof if the Sale of the Company or

Aurora Sale does not involve the sale directly or indirectly of the Members' entire interest in the Company or Aurora, as the case may be) returned to the JPMP Holder, the JWC Holder and Bondholder Trust prior to, or contemporaneously with, the Call Trigger Event pursuant to the rights and preferences set forth in the Operating Agreement as in effect immediately prior to such Call Trigger Event (giving effect to applicable orders of priority set forth in the Operating Agreement); provided, that the Call Option Price shall: (i) reflect the terms and conditions of any underlying Sale of the Company or Aurora Sale, as the case may be (e.g., nature of consideration received, indemnities, etc.); (ii) be reduced by any amounts received prior to, or contemporaneously with, such Sale of the Company or Aurora Sale, as the case may be, in respect of Units owned by the CDM Holder (including the proceeds actually received upon the prior Transfer of Units previously held by the CDM Holder); and (iii) be reduced by any net tax cost incurred by the CO Purchaser as a result of the exercise of the Call Option and in connection with such Sale of the Company or Aurora Sale, as the case may be, provided that the CO Purchaser takes all steps reasonably practicable to eliminate or minimize the amount of such net tax cost, including, without limitation, making a Section 754 election in connection with the exercise of the Call Option.

            "CALL OPTION PRICE STATEMENT" has the meaning set forth in Section 3.7(b).

            "CALL TRIGGER EVENT" has the meaning set forth in Section 3.7(a).

            "CDM CORRESPONDING INTERESTS" has the meaning set forth in Section 3.2(c).

            "CDM EMPLOYMENT AGREEMENTS" means the Employment Agreements, dated as of November 25, 2003, between Pinnacle Holding and each of Metropoulos, N. Michael Dion, Evan Metropoulos and Louis Pellicano (as such agreement may be amended, waived, supplemented or otherwise modified from time to time).

            "CDM EXECUTIVES" means C. Dean Metropoulos, N. Michael Dion, Evan Metropoulos, Louis Pellicano and each other employee of the CDM Holder who at such time holds a membership interest in the CDM Holder.

            "CDM HOLDER" means CDM Investor Group LLC, a Delaware limited liability company.

            "CDM HOLDER AGREEMENT" means the Operating Agreement of the CDM Holder, dated as of November 25, 2003 (as such agreement may be amended, waived, supplemented or otherwise modified from time to time).

            "COMPANY" has the meaning set forth in the caption.

            "COMPANY ACCEPTANCE" has the meaning set forth in Section 3.3(a)(i).

            "CO PURCHASER" means one or more of the JPMP Holder, the JWC Holder and Bondholder Trust to the extent such Member elects to exercise the Call Option.

            "CO-SALE NOTICE" has the meaning set forth in Section 3.4(a)(i).

            "CO-SALE OFFEREE" has the meaning set forth in Section 3.4(a).

            "CO-SALE OFFEROR" has the meaning set forth in Section 3.4(a).

            "CO-SALE RIGHTHOLDER" has the meaning set forth in Section 3.4(c).

            "CO-SALE UNITS" has the meaning set forth in Section 3.4(a)(i).

            "CRUNCH HOLDING" means Crunch Holding Corp., a Delaware corporation and the directly held Subsidiary of the Company and the direct parent of Aurora.

            "CRUNCH HOLDING SHARES" has the meaning set forth in Section
3.13(b).

            "DISABILITY" has the meaning ascribed to such term in the applicable CDM Employment Agreement.

            "DISPUTE LETTER" has the meaning set forth in Section 3.7(d).

            "DRAG-ALONG SALE" has the meaning set forth in Section 3.8(a).

            "EFFECTIVE DATE" has the meaning set forth in the caption.

            "EMERGENCY FUNDING PARTICIPANTS" has the meaning set forth in
Section 3.5(f).

            "EXCLUDED INVESTORS" has the meaning set forth in Section 3.5(f).

            "EXCLUDED SECURITIES" means (i) Securities issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any of its Subsidiaries, pursuant to equity purchase or equity option plans or other arrangements that are approved by the Board of Managers, (ii) Securities issued in respect of or in exchange for Units by way of a dividend, split or similar transaction, (iii) Securities issued upon exercise, conversion or exchange of any Securities either previously issued or issued in accordance with the terms of this Agreement, (iv) Securities issued to a financial institution in connection with a debt financing of the Company and/or any of its Subsidiaries approved by the Board of Managers, (v) Securities issued to the seller or sellers of a business (provided such seller or sellers are not Affiliates of the Company) in connection with the Company's (or its Affiliate's) acquisition of such seller's or sellers' business approved by the Board of Managers, whether such acquisition is in the form of a merger, consolidation, asset purchase or other similar business combination, (vi) Securities issued in connection with any recapitalization, merger, consolidation or reorganization by the Company approved by the Board of Managers, (vii) Units issued in connection with the consummation of the Aurora Transaction as contemplated by the Operating Agreement, and (viii) Securities issued pursuant to the Aurora Merger Agreement in connection with a post-closing adjustment under Article IV thereof or the exchange by the JPMP Holder and the JWC Holder of Bondholder Trust Corresponding Interests for Class A Units in connection with the expiration of the Indemnity Agreement and Section 15.14 of the Aurora Merger Agreement.

            "FAIR MARKET VALUE" has the meaning set forth in Section 3.6(e).

            "FEE AGREEMENTS" means the Management Agreement, dated as of November 25, 2003, among Pinnacle Holding, J.W. Childs Associates, L.P. and J.P. Morgan Partners, LLC and the Fee Agreement, dated as of November 25, 2003, between Pinnacle Holding and CDM Capital LLC.

            "FIRST OFFER" has the meaning set forth in Section 3.3(a)(i).

            "FIRST OFFERED UNITS" has the meaning set forth in Section
3.3(a)(i).

            "FMV OBJECTION NOTICE" has the meaning set forth in Section 3.6(e).

            "FULL ALLOTMENT" has the meaning set forth in Section 3.3(a)(ii).

            "FULLY PARTICIPATING UNITS" means (i) any Class D Unit, if, as of the date of determination (taking into account any transaction expected to occur on the date of determination, including any adjustment to the Gross Asset Value of the Company's assets pursuant to clause (b) of the definition of "Gross Asset Value" expected to occur in connection therewith), the Capital Account balance of such Class D Unit is equal to the Capital Account balance of a Class A Unit, and (ii) any Class E Unit, if, as of the date of determination (taking into account any transaction expected to occur on the date of determination, including any adjustment to the Gross Asset Value of the Company's assets pursuant to clause (b) of the definition of "Gross Asset Value" expected to occur in connection therewith), the Capital Account balance of such Class E Unit is equal to the Capital Account balance of a Class A Unit.

            "FUTURE MEMBER" has the meaning set forth in Section 3.1.

            "GOOD REASON" has the meaning ascribed to such term in the applicable CDM Employment Agreement.

            "HIGH OFFER" has the meaning set forth in Section 3.3(b)(iii)(B).

            "INDEMNITY AGREEMENT" means the Indemnity Agreement dated as of the date hereof, among the Company, Bondholder Trust and Aurora.

            "INDIRECT CO-SALE OFFEREE" has the meaning set forth in Section 3.4(b).

            "INDIRECT OFFER" has the meaning set forth in Section
3.3(b)(iii)(A).

            "INDIRECT OFFER ACCEPTANCE" has the meaning set forth in Section 3.3(b)(iii)(B).

            "INDIRECT OFFER PERIOD" has the meaning set forth in Section 3.3(b)(iii)(A).

            "INDIRECT OFFER REQUEST" has the meaning set forth in Section 3.3(b)(iii)(A).

            "INDIRECT OFFERED UNITS" has the meaning set forth in Section 3.3(b)(iii)(A).

            "INDIRECT OFFEREE" has the meaning set forth in Section 3.3(b)(iii)(A).

            "INDIRECT OFFEROR" has the meaning set forth in Section 3.3(b).

            "INVESTOR OFFEREE" has the meaning set forth in Section 3.3(a)(ii).

            "INVESTORS" means the Persons designated on the signature pages hereto as "Investors" and any Transferee of such Persons.

            "IPO LIQUIDATION" has the meaning set forth in Section 3.13(b).

            "JPMP HOLDER" means, collectively, (i) J.P. Morgan Partners (BHCA), L.P., (ii) J.P. Morgan Partners Global Investors, L.P., (iii) J.P. Morgan Partners Global Investors (Cayman), L.P., (iv) J.P. Morgan Partners Global Investors (Cayman II), L.P., and (v) J.P. Morgan Partners Global Investors A, L.P.

            "JPMP MANAGERS" has the meaning set forth in Section 2.1(b)(i).

            "JWC HOLDER" means any or all of J.W. Childs Equity Partners III, L.P. and JWC Co-Invest Fund III, LLC.

            "JWC MANAGERS" has the meaning set forth in Section 2.1(b)(ii).

            "LEXINGTON HOLDER" means Co-Investment Partners, L.P.

            "MANAGEMENT MANAGER" has the meaning set forth in Section
2.1(b)(iii).

            "MEMBER ACCEPTANCE" has the meaning set forth in Section 3.3(a)(ii).

            "MEMBERS" means the Investors, the Other Members and any Future Members.

            "METROPOULOS" mean C. Dean Metropoulos.

            "NEW UNITS" means all Securities of the Company other than Excluded Securities.

            "OFFEREE" has the meaning set forth in Section 3.3(a).

            "OFFEROR" has the meaning set forth in Section 3.3(a).

            "OPERATING AGREEMENT" means the Operating Agreement of the Company, dated as of the date hereof (as such agreement may be amended, waived, supplemented or otherwise modified from time to time).

            "OPERATING BUDGET" has the meaning set forth in Section 3.11(e).

            "ORIGINAL AGREEMENT" has the meaning set forth in the caption.

            "OTHER MEMBER" means any party to this Agreement other than an Investor or the Company.

      "PERMITTED EXCLUDED TRANSFER" means:

            (i) in the case of any Member who is an individual, (a) a Transfer of Units to a trust for the benefit of such Member's estate (including the executor or personal representative of such estate, as applicable), or (b) a Transfer of Units made for no consideration to any Affiliate of such Member;

            (ii) in the case of any Member that is a partnership, (a) a Transfer of Units to its limited, special and general partners as a bona fide pro rata distribution by such partnership to all of its partners based on the equity holdings of each and made in accordance with the organizational documents of such partnership as in effect on the date hereof, (b) a Transfer of Units made for no consideration to any Affiliate of such Member or for no consideration (other than for bona fide services rendered or to be rendered) to any employee or consultant of such Member or any of its Affiliates, or (c) a Transfer of Units made to a controlled Affiliate (other than any portfolio company of any pooled investment vehicle) in the event that such Member reasonably determines that it has a Regulatory Problem (as defined in the Regulatory Sideletter) or in connection with a bona fide reallocation or transfer of Units to a fund managed by such Member's Affiliates, including by means of participation, and in each case not for purposes of circumventing the provisions of Section 3.3 or Section 3.4 with respect to such Transfer;

            (iii) in the case of any Member that is a corporation or a limited liability company, (a) a Transfer of Units to its stockholders or members, as the case may be, as a bona fide pro rata distribution by such corporation or limited liability company to all of its stockholders or members, as the case may be, based on the equity holdings of each and made in accordance with the organizational documents of such corporation or limited liability company as in effect on the date hereof, (b) a Transfer made for no consideration to any Affiliate of such Member or for no consideration (other than for bona fide services rendered or to be rendered) to any employee or consultant of such Member or any of its Affiliates, or (c) a Transfer of Units made to a controlled Affiliate (other than any portfolio company of any pooled investment vehicle) in the event that such Member reasonably determines that it has a Regulatory Problem or in connection with a bona fide reallocation or transfer of Units to a fund managed by such Member's Affiliates, including by means of participation, and in each case not for purposes of circumventing the provisions of Section 3.3 or Section 3.4 with respect to such Transfer;

            (iv) in the case of any JPMP Holder, a Transfer of Units made to any other JPMP Holder or the Transfer of Bondholder Trust Corresponding Interests for Class A Units in connection with the expiration of the Indemnity Agreement and Section 15.14 of the Aurora Merger Agreement;

            (v) in the case of any JWC Holder, a Transfer of Units made to any other JWC Holder or the Transfer of Bondholder Trust Corresponding Interests for Class A Units in connection with the expiration of the Indemnity Agreement and
Section 15.14 of the Aurora Merger Agreement;

            (vi) in the case of the CDM Holder, a Transfer of interests in the CDM Holder by any member of the CDM Holder to any other member of the CDM Holder or to any employee of the CDM Holder, the Company, Pinnacle Holding or any of their direct or indirect Subsidiaries; provided that, after giving effect thereto, Metropoulos and his Family Members and Family Vehicles collectively hold not less than 66 2/3% of the membership interests in the CDM Holder; and

            (vii) with respect to Bondholder Trust (a) in the case of any Trust Holder who is an individual, (x) a Transfer of Bondholder Trust Corresponding Interests to a trust for the benefit of such Trust Holder's estate (including the executor or personal representative of such estate, as applicable), or (y) a Transfer of Bondholder Trust Corresponding Interests made for no consideration to any Affiliate of such Trust Holder; (b) in the case of any Trust Holder that is a partnership, (x) a Transfer of Bondholder Trust Corresponding Interests to its limited, special and general partners as a bona fide pro rata distribution by such partnership to all of its partners based on the equity holdings of each and made in accordance with the organizational documents of such partnership as in effect on the date hereof, (y) a Transfer of Bondholder Trust Corresponding Interests made for no consideration to any Affiliate of such Trust Holder or for no consideration (other than for bona fide services rendered or to be rendered) to any employee or consultant of such Trust Holder or any of its Affiliates, or
(z) a Transfer of Bondholder Trust Corresponding Interests made to a controlled Affiliate (other than any portfolio company of any pooled investment vehicle) in connection with a bona fide reallocation or transfer of Bondholder Trust Corresponding Interests to a fund managed by such Trust Holder's Affiliates, including by means of participation, and in each case not for purposes of circumventing the provisions of Section 3.3 with respect to such Transfer; (c) in the case of any Trust Holder that is a corporation or a limited liability company, (x) a Transfer of Bondholder Trust Corresponding Interests to its stockholders or members, as the case may be, as a bona fide pro rata distribution by such corporation or limited liability company to all of its stockholders or members, as the case may be, based on the equity holdings of each and made in accordance with the organizational documents of such corporation or limited liability company as in effect on the date hereof, (y) a Transfer made for no consideration to any Affiliate of such Trust Holder or for no consideration (other than for bona fide services rendered or to be rendered) to any employee or consultant of such Trust Holder or its Affiliates, or (z) a Transfer of Bondholder Trust Corresponding Interests made to a controlled Affiliate (other than any portfolio company of any pooled investment vehicle) in connection with a bona fide reallocation or transfer of Bondholder Trust Corresponding Interests to a fund managed by such Trust Holder's Affiliates, including by means of participation, and in each case not for purposes of circumventing the provisions of Section 3.3 with respect to such Transfer; (d) a Transfer of Bondholder Trust Corresponding Interests that may be deemed to have occurred pursuant to Section 4.03(c), Section 9.03(c) or Section 9.06 of the Bondholder Trust Agreement; (e) a Transfer of Units held by Bondholder Trust from the account of a Trust Holder to the account of any other Trust Holder pursuant to the Bondholder Trust Agreement; or (f) a Transfer of Bondholder Trust Corresponding Interests pursuant to Section 10.04 of the Bondholder Trust Agreement.

            Notwithstanding the foregoing, Bondholder Trust shall not be permitted to make any direct Transfer of Units held by it to any other Person except pursuant to Section 3.4 or Section 3.8 or pursuant to the Indemnity Agreement.

            "PERMITTED EXCLUDED TRANSFEREE" means each Transferee of Units pursuant to a Permitted Excluded Transfer.

            "PINNACLE" means Pinnacle Foods Corporation, a Delaware corporation.

            "PREEMPTIVE RIGHTS OFFER" has the meaning set forth in Section
3.5(a).

            "PREEMPTIVE RIGHTS NUMBER" has the meaning set forth in Section 3.5(b).

            "PREEMPTIVE RIGHTS PERIOD" has the meaning set forth in Section 3.5(a).

            "PROPOSED SALE NOTICE" has the meaning set forth in Section 3.7(a).

            "PRO RATA AMOUNT" means, with respect to any Member, the quotient obtained by dividing (i) the number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by such Member by (ii) the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by all Members or class or type of Members (as applicable), assuming in each case the conversion or exchange of all Securities of the Company by their terms convertible into or exchangeable for Class A Units, Class B Units, Class C Units and Fully Participating Units and the exercise of all vested and "in the money" options to purchase or rights to subscribe for Class A Units, Class B Units, Class C Units and Fully Participating Units (including warrants) or such convertible or exchangeable securities. Notwithstanding the foregoing, the Pro Rata Amount (based on the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by all Members) of the CDM Holder shall be deemed to be initially 8.8% on the Effective Date, subject to adjustment for subsequent issuances and repurchases by the Company of Units and Securities and subsequent acquisitions and dispositions of Units and Securities of the Company by the CDM Holder.

            "PURCHASE NOTICE" has the meaning set forth in Section 3.5(b).

            "REFEREE" has the meaning set forth in Section 3.7(d).

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof among Crunch Holding and the Members party thereto.

            "REGULATORY SIDELETTER" has the meaning set forth in Section 3.9(a).

            "REPURCHASE EVENT" has the meaning set forth in Section 3.6(a).

            "REPURCHASE NOTICE" has the meaning set forth in Section 3.6(c).

            "REPURCHASE UNITS" has the meaning set forth in Section 3.6(a).

            "REQUIRED IPO" has the meaning set forth in Section 3.13(a).

            "SECOND OFFER" has the meaning set forth in Section 3.3(a)(ii).

            "SECOND OFFERED UNITS" has the meaning set forth in Section 3.3(a)(ii).

            "SECURITIES" means, with respect to any Person, all equity interests of such Person, all securities convertible into or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

            "STRATEGIC PLAN" has the meaning set forth in Section 3.11(e).

            "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by
(1) such Person, (2) such Person and one or more Subsidiaries of such Person, or
(3) one or more Subsidiaries of such Person.

            "TAG-ALONG NOTICE" has the meaning set forth in Section 3.4(a)(iii).

            "TERMINATION DATE" means the date of the consummation of a Liquidation Event.

            "THIRD PARTY" means any Person that is not (i) the Company or any of its Subsidiaries, (ii) an Affiliate of the Company or any of its Subsidiaries, or (iii) a Permitted Excluded Transferee of any Member.

            "TRANSFER" means, as to any Security or asset (the "Subject Property"), to sell, directly or indirectly, or in any other way, directly or indirectly transfer, assign, gift, pledge, grant a security interest in, distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to the Subject Property pledged to such lender by the holder of the Subject Property), whether directly or indirectly (including, without limitation, by means of a Transfer of any Security issued by a Person that holds, directly or indirectly, an interest in the Subject Property), such Subject Property, either voluntarily or involuntarily and with or without consideration. For avoidance of doubt, changes in ownership of any direct or indirect holder of Units shall be deemed to be a Transfer of Units; provided that, such a change in ownership of a direct or indirect holder of Units that also holds material assets other than its Units shall not be deemed to constitute a Transfer of Units unless and until Control of such Person becomes held by any other Person or group of Persons that did not hold such Control immediately prior to such Transfer, whereupon a Transfer of Units shall be deemed to have occurred.

            "TRANSFEREE" means any Person to whom a Member shall Transfer Units in accordance with the terms of this Agreement.

            "TRUST HOLDER" means the holders of Bondholder Trust Corresponding Interests.

            "UNITS" means all Units issued by the Company held at any time during the term of this Agreement by any Investor or any Other Member and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

                                   ARTICLE II

                        BOARD OF MANAGERS REPRESENTATION

2.1 BOARD OF MANAGERS REPRESENTATION.

            (a) The Company and the Members shall take all actions as may be required to ensure that the number of Managers constituting the Board of Managers shall be not less than seven (7) and not more than nine (9) subject to decrease pursuant to Section 2.1(d) below.

            (b) Subject to Section 2.1(c) below:

                  (i) The JPMP Holder shall be entitled (A) if it and its Permitted Excluded Transferees hold (1) at least 80% of the Class A Units owned by the JPMP Holder on the Effective Date, to nominate, subject to
      Section 2.1(b)(v), three (3) individuals to the Board of Managers to serve as Managers, (2) less than 80% but more than 50% of the Class A Units owned by the JPMP Holder on the Effective Date, to nominate two (2) individuals to the Board of Managers to serve as Managers and (3) less than 50% but more than 25% of the Class A Units owned by the JPMP Holder on the Effective Date, to nominate one (1) individual to the Board of Managers to serve as a Manager (the Managers elected pursuant to the preceding clauses (A)(1), (A)(2) and (A)(3), the "JPMP Managers") until their respective successors are elected and qualified, (B) to nominate each successor to any JPMP Manager and (C) to direct the removal from the Board of Managers of any Manager nominated under the foregoing clauses (A) or (B); provided, however, that (x) the JPMP Holder shall have the power to irrevocably assign its rights in the foregoing clauses (A) through (C) to a Permitted Excluded Transferee of the JPMP Holder who becomes a Member and (y) the JPMP Holder assigns its right to nominate one individual to the Board of Managers to J.P. Morgan Partners Global Investors, L.P. immediately upon becoming a Member and execution of this Agreement. To the extent that the number of JPMP Managers exceeds the number of nominees that the JPMP Holder is entitled to appoint under this clause (b)(i), then the JPMP Holder shall cause each such excess JPMP Manager to resign promptly from the Board of Managers. The JPMP Managers shall initially be Steve Murray, Kevin O'Brien and Terry Peets, and one of such Managers shall serve specifically as a representative of J.P. Morgan Partners Global Investors, L.P.;

                  (ii) The JWC Holder shall be entitled (A) if it and its Permitted Excluded Transferees hold (1) at least 80% of the Class A Units owned by the JWC Holder on the Effective Date, to nominate, subject to
      Section 2.1(b)(v), three (3) individuals to the Board of Managers to serve as Managers, (2) less than 80% but more than 50% of the Class A

      Units owned by JWC Holder on the Effective Date, to nominate two (2) individuals to the Board of Managers to serve as Managers and (3) less than 50% but more than 25% of the Class A Units owned by JWC Holder on the Effective Date, to nominate one (1) individual to the Board of Managers to serve as a Manager (the Managers elected pursuant to the preceding clauses
      (A)(1), (A)(2) and (A)(3), the "JWC Managers") until their respective successors are elected and qualified, (B) to nominate each successor to any JWC Manager and (C) to direct the removal from the Board of Managers of any Manager nominated under the foregoing clauses (A) or (B). To the extent that the number of JWC Managers exceeds the number of nominees that the JWC Holder is entitled to appoint under this clause (b)(ii), then the JWC Holder shall cause each such excess JWC Manager to resign promptly from the Board of Managers. The JWC Managers shall initially be John Childs, Adam Suttin and Ray Rudy;

                  (iii) For so long as Metropoulos is the Chief Executive Officer of Aurora, he shall serve as a Manager on the Board of Managers (the "Management Manager"); provided, that if Metropoulos no longer is the Chief Executive Officer of Aurora, then Metropoulos shall promptly resign from the Board of Managers;

                  (iv) Bondholder Trust shall be entitled (A) if it holds (1) at least 15% of the Units issued and outstanding, to nominate two (2) individuals to the Board of Managers to serve as Managers and (2) less than 15% but more than 5% of the Units issued and outstanding, to nominate one (1) individual to the Board of Managers to serve as Manager (the Managers elected pursuant to the preceding clauses (A)(1) and (A)(2), the "Bondholder Managers") until their respective successors are elected and qualified, (B) to nominate each successor to any Bondholder Manager and
      (C) to direct the removal from the Board of Managers of any Manager nominated under the foregoing clauses (A) or (B). To the extent that the number of Bondholder Managers exceeds the number of nominees that Bondholder Trust is entitled to appoint under this clause (b)(iv), then Bondholder Trust shall cause such excess Bondholder Manager to resign promptly from the Board of Managers. The Bondholder Managers shall initially be Brett Wyard and David Jessick; and

                  (v) So long as the JPMP Holder is entitled to nominate three
      (3) JPMP Managers, the JPMP Holder shall consider for nomination as one
      (1) of such JPMP Managers a Person identified by Bondholder Trust, and in any event, such JPMP Manager shall be reasonably acceptable to Bondholder Trust. So long as the JWC Holder is entitled to nominate three (3) JWC Managers, the JWC Holder shall consider for nomination as one (1) of such JWC Managers a Person identified by Bondholder Trust, and in any event, such JWC Manager shall be reasonably acceptable to Bondholder Trust.

            (c) Each nomination or any proposal to remove from the Board of Managers any Manager shall be made by delivering to the Board of Managers a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable, but in any event within ten (10) days, after delivery of such notice, the Company, the Board of Managers and the Members shall take or cause to be taken such actions as may be reasonably required to cause the election or removal proposed in such notice. Such actions may include calling a meeting or soliciting a written consent of the Board of Managers, or calling a meeting or soliciting a written consent of the Members.

            (d) In each instance where the number of Managers to be nominated by the JPMP Holder, the JWC Holder or Bondholder Trust is decreased in accordance with Section 2.1(b), the Company, the Board of Managers and the Members shall take or cause to be taken such limited liability company actions to decrease the total number of Managers constituting the Board of Managers by an identical number.

            (e) The rights of the JPMP Holder, the JWC Holder and Bondholder Trust to nominate Managers pursuant to this Section 2.1 are transferable only to a Permitted Excluded Transferee of Units held by such party.

            (f) During such time as a Bondholder Manager serves on the Board of Managers, the prior approval of a majority of the Board of Managers and of Bondholder Trust shall be required for the Company or any of its direct or indirect Subsidiaries to amend or modify the Fee Agreements or enter into any contract or agreement with any of its Affiliates, including without limitation, employment matters with any CDM Executives and the issuance of any Securities to the CDM Holder or any CDM Executive, other than (i) any such issuance pursuant to the Operating Agreement or in connection with a Preemptive Rights Offer pursuant to Section 3.5 and (ii) the payment of salaries to, and reimbursement of expenses incurred by, the CDM Executives pursuant to the first proviso set forth in Section 2.3(b).

2.2 VOTING.

      Each Member shall vote all Units held or controlled by such Member for the election to the Board of Managers of all individuals nominated in accordance with Section 2.1 and for the removal from the Board of Managers of all Managers proposed to be removed in accordance with Section 2.1 and shall take all actions required on its behalf to give effect to the agreements set forth in this
Article II. Each Member shall use all reasonable efforts to cause each Manager originally nominated by such Member to vote for the election to the Board of Managers of all individuals nominated in accordance with Section 2.1.

2.3 COMMITTEES; SUBSIDIARIES.

            (a) Each Member shall use all reasonable efforts to cause each Manager originally nominated by such Member to take such limited liability company actions as may be reasonably required to ensure that the board of directors of Aurora has at all times a compensation committee and an audit committee, comprised as follows:

                  (i) The compensation committee of Aurora (the "Compensation Committee") shall be comprised of at least three (3) directors, one (1) of which shall be a JPMP Manager (for so long as the JPMP Holder and its Permitted Excluded Transferees hold 25% or more of the Class A Units owned by the JPMP Holder on the Effective Date), one (1) of which shall be a JWC Manager (for so long as the JWC Holder and its Permitted Excluded Transferees hold 25% or more of the Class A Units owned by the

      JWC Holder on the Effective Date) and one (1) of which shall be the Management Manager.

                  (ii) The audit committee of Aurora (the "Audit Committee") shall be comprised of at least three (3) directors, one (1) of which shall be a JPMP Manager (for so long as the JPMP Holder and its Permitted Excluded Transferees hold 25% or more of the Class A Units owned by the JPMP Holder on the Effective Date), and one (1) of which shall be a JWC Manager (for so long as the JWC Holder and its Permitted Excluded Transferees hold 25% or more of the Class A Units owned by the JWC Holder on the Effective Date).

            (b) Subject to Section 2.5, a majority of the Compensation Committee shall approve all changes in executive base compensation, the award of executive bonuses and all option grants made by Aurora or any direct or indirect Subsidiary of Aurora (including the vesting schedules with respect to such option grants); provided, however, that, notwithstanding the foregoing and notwithstanding the approval rights of the JPMP Managers and the JWC Managers under Section 2.5 and the approval rights of the Board of Managers under Section 2.1(f), so long as Metropoulos is the Management Manager, he shall be entitled
(i) to determine the allocation of option grants representing up to 5% of the equity interests of the Company or any direct or indirect Subsidiary of the Company (provided that no such allocation shall be to the CDM Executives) and
(ii) to determine the payment of annual compensation to, and the reimbursement of expenses for office space, furniture, supplies, administration, telecommunications and other customary provisions and travel (including costs with respect to airplane) incurred by, any of the CDM Executives (provided, that Metropoulos shall not be entitled to determine the amount of his annual compensation) in an amount not to exceed $8.0 million in any fiscal year (for the avoidance of doubt, all "Annual Base Compensation" and "Other Benefits" (each as defined in the applicable CDM Employment Agreement) paid to the CDM Executives pursuant to the CDM Employment Agreements shall be included in such amount); provided, further, that the Management Manager shall not be entitled to vote as a member of the Compensation Committee or any equivalent committee of the Company or its direct or indirect Subsidiaries on matters related to his or her own compensation. The Audit Committee shall approve the engagement of the auditors for Aurora and each of its direct and indirect Subsidiaries and approve the audit prior to its issuance each year.

            (c) Each Member shall use all reasonable efforts to cause each Manager originally nominated by such Member to take such limited liability company actions as may be reasonably required to ensure that the Management Manager is a member of all committees of the Board of Managers, except for any audit committee.

            (d) The Company and each Member shall take, and each Member shall use all reasonable efforts to cause each Manager originally nominated by such Member to take, such limited liability company actions as may be reasonably required to ensure that the composition of the board of managers or board of directors (and each committee thereof), as applicable, of each of the direct and indirect Subsidiaries of the Company (other than (i) Pinnacle Foods Brands Corporation, the board of directors of which shall not include any JPMP Manager, JWC Manager or Bondholder Manager, and (ii) any Subsidiaries organized in Canada) is identical to the composition of the Board of Managers (and each committee thereof, as applicable); provided that, the composition of the board of directors or board of managers of any Subsidiaries of Pinnacle Foods Corporation and of Sea Coast Foods, Inc. may be smaller in number so long as such board of directors or board of managers consists of Metropoulos (so long as he is the Management Member), one (1) JPMP Manager, one (1) JWC Manager and one (1) Bondholder Manager; provided further that, to the extent that any direct or indirect Subsidiary of the Company has any securities listed on a national securities exchange or Nasdaq, each of the JPMP Holder and the JWC Holder shall ensure that any JPMP Manager or JWC Manager, as applicable, that is a member of the Audit Committee shall meet the definition of "independent" as specified in Rule 10A-3 of the Securities Exchange Act of 1934, as amended; and provided further that the Audit Committee and Compensation Committee of Aurora shall be as provided in Section 2.3(a) hereof, and the composition of any audit committee or compensation committee of the Board of Managers of the Company, or board of managers or board of directors of any other direct or indirect Subsidiary of the Company (other than any Subsidiaries of Pinnacle Foods Corporation or Sea Coast Foods, Inc., which Subsidiaries shall not have any such committees) shall be identical to the composition of the Audit Committee and Compensation Committee of Aurora.

2.4 MEETINGS; EXPENSES; COMPENSATION.

            (a) The Company shall convene meetings of the Board of Managers at least once every three (3) months. Upon any failure by the Company to convene any meeting required by this paragraph, any JPMP Manager, any JWC Manager, any Bondholder Manager or the Management Manager shall be empowered to convene such meeting.

            (b) The Company (or its designee) shall reimburse each Manager for his or her reasonable out-of-pocket expenses (including up to first-class travel) incurred in connection with attending the meetings of the Board of Managers or any board of managers or board of directors, as applicable, of the Company's Subsidiaries and any committee thereof or the performance of his or her duties, in each case upon presentation of appropriate documentation therefor.

2.5 PROTECTIVE PROVISIONS.

            (a) Subject to the first proviso set forth in Section 2.3(b), the Company shall not take any of the following actions without the prior approval of: (A) for as long as the JPMP Holder and its Permitted Excluded Transferees hold at least 25% of the Class A Units owned by the JPMP Holder on the Effective Date, the JPMP Managers; and (B) for as long as the JWC Holder and its Permitted Excluded Transferees hold at least 25% of the Class A Units owned by the JWC Holder on the Effective Date, the JWC Managers:

                  (i) Terminate or materially change the duties of the President, Chief Executive Officer, Chief Operating Officer, Chief Information Officer, Chief Financial Officer, any Senior Vice President or any other member of senior management, amend or revise the terms of any employment agreements with any such officer or senior manager, or, subject to Section 2.3(a), make any decisions in respect of compensation of any such officer or senior manager, including the issuance of options or granting of options, or, if such officer is terminated in accordance with this Section 2.5(a), hire a replacement for such officer;

                  (ii) Approve or amend the Operating Budget or Strategic Plan;

                  (iii) Incur any Indebtedness outside of the ordinary course of business that is not included in the Operating Budget;

                  (iv) Enter into any agreement to acquire either substantially all of the assets or a controlling interest in the capital stock of any other entity (whether by way of asset purchase, stock purchase, merger or otherwise);

                  (v) Unless otherwise included in the Operating Budget, dispose of assets (whether by asset sale, stock sale, merger or otherwise), either in a single transaction or a series of related transactions, in excess of $5 million;

                  (vi) Unless otherwise included in the Operating Budget, make any investment or make any capital expenditure, in each case in excess of $3 million in the aggregate in any one fiscal year;

                  (vii) Enter into any contract or agreement with any of its Affiliates, including, without limitation, for the sale or repurchase of any Securities other than (A) any contract or agreement existing on or prior to the date of this Agreement, or (B) repurchase rights existing on or prior to the date of this Agreement (including the Fee Agreements);

                  (viii) Effect any changes in the strategic direction of lines of business of the Company not specified in the Strategic Plan delivered in accordance with Section 3.11(e);

                  (ix) Authorize, issue or sell Interests or capital stock of the Company, other than (A) Interests or capital stock issued upon exercise, conversion or exchange of any Securities either previously issued or issued in accordance with the terms of this Agreement or (B) the issuance of Interests or capital stock contemplated by the Operating Agreement;

                  (x) Make distributions, pay dividends or redeem or repurchase Interests or capital stock, except as provided in Sections 3.3, 3.6 or 3.7 below or in Section 12(b)(iv) of the Operating Agreement;

                  (xi) Amend the terms of any of the Company's governance documents (including the Operating Agreement, the Bylaws and this Agreement, including this Section 2.5);

                  (xii) Reorganize, exchange Interests or other Securities of the Company, dissolve, liquidate or engage in other similar transactions;

                  (xiii) Make a change in the accounting year, taxable year, accountants or accounting practices (unless specifically required by Applicable Law or by GAAP);

                  (xiv) Establish committees of the Board of Managers (other than a Compensation Committee or an Audit Committee as provided in Section 2.3(a)) or board of directors, as the case may be; or

                  (xv) Agree to take any of the foregoing actions, whether orally or in writing.

            The Company shall not permit any direct or indirect Subsidiary of the Company to take any of the foregoing actions set forth in this Section 2.5(a) (with all references to the Company deemed to be references to such Subsidiary) without the prior approval of the JPMP Managers and/or the JWC Managers as set forth in Section 2.5(a) above.

            (b) Notwithstanding anything to the contrary contained in Section 2.5(a), subject to Section 3.7, the written consent of the JPMP Holder, the JWC Holder and the CDM Holder shall be required to effect a Pinnacle Sale, a Sale of the Company, a dissolution of the Company or a Drag-Along Sale.

            (c) Without the prior written approval of the CDM Holder, the Company shall not (i) amend the terms of the Class B Units, Class C Units, Class D Units or Class E Units, (ii) effect any other amendment, modification or waiver of this Agreement, the Operating Agreement or the Bylaws that would adversely affect the CDM Holder in a manner different from any other Member or
(iii) effect an IPO Liquidation, unless the CDM Holder would receive Crunch Holding Shares in such IPO Liquidation having a value (based on the price per share offered in the initial public offering thereof less an illiquidity discount) of at least $10,750,000 (less any proceeds actually received upon the prior Transfer of Units held by the CDM Holder).

            (d) So long as Bondholder Trust holds at least 5% of the Units issued and outstanding, without the prior written approval of Bondholder Trust, the Company shall not effect any amendment, modification or waiver of this Agreement, the Operating Agreement or the Bylaws.

                                  ARTICLE III

                         CERTAIN MATTERS AFFECTING UNITS

3.1 FUTURE MEMBERS.

      The Company shall require each Person (including each Permitted Excluded Transferee) that acquires Securities of the Company after the date of this Agreement (a "Future Member"), as a condition to the effectiveness of such acquisition or Transfer, to execute a counterpart to this Agreement, agreeing to be treated as (i) an Investor, if such Person acquires such Securities from an Investor or is already an Investor, or (ii) an Other Member, if such Person acquires such Securities from an Other Member or acquires Securities directly from the Company, whereupon such Person shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to Investors or Other Members, as the case may be.

3.2 LIMITATIONS ON TRANSFERS.

            (a) No Transfer of any Units by any Member (other than a Transfer of Bondholder Trust Corresponding Interests) shall become effective (i) unless prior written notice thereof has been delivered to the Company, (ii) unless such Transfer complies with this Article III and (iii) unless and until the Transferee (unless already party to this Agreement) executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as the Transferring Member (i.e., as either an Investor or an Other Member). Upon such Transfer and such execution and delivery, the Transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the Transferred Units in the same manner as the Transferring Member. Notwithstanding the provisions of this Article III: (i) no Units may be Transferred to a competitor of the Company, as determined by the Board of Managers, unless a majority in interest of Members (excluding the transferring Member and its Affiliates) consent to such Transfer; (ii) no Units may be Transferred if any such Transfer violates Applicable Law or any of the terms and conditions of this Agreement, the Bylaws, the Operating Agreement or any of the financing documents of the Company, Pinnacle or Aurora; (iii) until after the second anniversary date of the Effective Date (as defined in the Original Agreement), no Units owned by the CDM Holder shall be Transferred to any Person other than a Permitted Excluded Transferee, except in accordance with Section 3.4, Section 3.6 or Section 3.7 or in connection with a Sale of the Company or other transaction approved pursuant to Section 2.5 above; (iv) no Member shall Transfer any Class C Unit, Class D Unit or Class E Unit to any Person other than a Permitted Excluded Transferee, except in accordance with Section 3.4, Section
3.6 or Section 3.7 or in connection with a Sale of the Company or other transaction approved pursuant to Section 2.5 above; and (v) no direct Transfer of Class A Units shall be made by Bondholder Trust to any Person except in accordance with Section 3.4 or Section 3.8 or pursuant to the Indemnity Agreement (it being understood that the only Transfers permitted, subject to the terms of this Agreement, are Transfers of interests in Bondholder Trust). Any attempted Transfer of Units by any Member not in accordance with this Section
3.2 shall not be effective and shall be void.

            (b) In any event, a Transfer (other than a Transfer of Bondholder Trust Corresponding Interests) shall not be permitted unless the Board of Managers shall have determined in its sole discretion, that such proposed Transfer, alone or together with other Transfers, does not create a material risk that (i) the Company will be treated as a corporation for Federal income tax purposes or (ii) the Company will become subject to Section 12(g) of the Securities Exchange Act of 1934, and, upon reasonable request of the Board of Managers, such Member proposing the Transfer shall have delivered to the Board of Managers an opinion of counsel, in form and substance reasonably satisfactory to the Board of Managers, that such transaction complies with the condition set forth in this Section 3.2(b); provided, that the Board of Managers in its sole discretion may waive the opinion required by this Section 3.2(b) if it has a reasonable basis on which to conclude that the requirements set forth above, as to which the opinion is waived, are or will be satisfied. The Board of Managers may also request officer certificates and representations and warranties from the Transferee and Transferor as to the matters set forth above and such other factual matters as the Board of Managers may reasonably request.

            (c) In order to give effect to the provisions of this Agreement, including, without limitation, this Article III, each of the CDM Holder and Bondholder Trust agrees that:

                  (i) Its capital structure shall at all times, to the extent practicable, replicate the number and type of Units of the Company it holds, such that the number and type of Securities issued by it and outstanding at any time shall be substantially similar, in all material respects, to the number and type of Units it holds at such time (such corresponding ownership interests in the CDM Holder being referred to as the "CDM Corresponding Interests" and such corresponding ownership interests in Bondholder Trust being referred to as the "Bondholder Trust Corresponding Interests").

                  (ii) It shall incur no indebtedness, hold no material assets other than the Units and issue no additional membership interests (other than in connection with the funding of claims pursuant to the Indemnity Agreement, capital calls on the holders of Bondholder Trust Corresponding Interests, changes to the capital structure of the Company or Transfers or other transactions permitted under this Agreement) without the prior written consent of the JPMP Holder and the JWC Holder.

                  (iii) It shall not amend its governing instruments in a manner that would adversely affect the rights of any other Member under this Agreement in a manner different from the CDM Holder or Bondholder Trust, as applicable, without the prior written consent of the JPMP Holder and the JWC Holder.

                  (iv) It shall be organized and operated so as to be classified as a business entity, within the meaning of Treas. Reg. Section 301.7701-2(a).

            (d) Each Member shall prohibit, and agrees not to recognize on its books, any Transfers, including, without limitation, any indirect Transfers of Units, in violation of the provisions of this Agreement. Any attempted Transfer not in accordance with this Section 3.2(d) shall not be effective and shall be void. In order to give effect to the foregoing, each of the CDM Holder and Bondholder Trust shall require each member of such Person, as a condition to admission as a member, to acknowledge and agree in writing that such member has been informed of the restrictions on Transfer in this Agreement and has agreed to comply with such restrictions in all respects.

3.3 RIGHT OF FIRST REFUSAL/RIGHT OF FIRST OFFER.

            (a) If any Member (each, an "Offeror") proposes to Transfer any Class A Units or Class B Units, as the case may be, to any Person (the "Offeree"), other than in connection with a Permitted Excluded Transfer, the parties hereto shall comply with the following procedures:

                  (i) The Offeror shall, before such Transfer, deliver to the Company a written offer (the "First Offer") to Transfer to the Company such Units upon the terms set forth in this Section 3.3(a), including (A) the type and number of Units to which the First Offer relates (the "First Offered Units") and the name of the Offeror, (B) the name and address of the proposed Offeree, (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Offeror as may be reasonably necessary for the Company and the Investors to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment that the Offeror intends to accept. The First Offer shall remain open and irrevocable for a period of ten (10) Business Days from the date of its receipt by the Company. The Company shall have the right and option to notify the Offeror, in a writing (the "Company Acceptance") delivered within ten (10) Business Days of its receipt of the First Offer, of its intent to purchase all or any portion of the First Offered Units at the purchase price and on the terms and conditions stated in the First Offer.

                  (ii) If the Company elects to purchase none or less than all of the First Offered Units or does not deliver a timely Company Acceptance, the Offeror shall deliver the First Offer, revised to take into account any First Offered Units which the Company has elected to purchase pursuant to a Company Acceptance (as so revised, the "Second Offer" and, the type and number of Units to which the Second Offer relates, the "Second Offered Units") to the Investors (other than the Offeror or Bondholder Trust) (the "Investor Offerees"). Any Investor Offeree may accept the Second Offer in whole or in part and purchase up to its Pro Rata Amount (based on the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by all Investor Offerees) of all Second Offered Units (with respect to each Investor Offeree, its "Full Allotment") by delivering to the Offeror a notice (the "Member Acceptance") in writing within ten (10) Business Days of its receipt of the Second Offer (the "Acceptance Period"). Each Investor Offeree purchasing its Full Allotment may also offer to purchase its Pro Rata Amount (based on the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by all Investor Offerees purchasing their Full Allotments) of any Second Offered Units not so purchased by any other Investor Offeree.

                  (iii) Within 30 days of receipt of the First Offer, the Offeror shall Transfer to the Company or the Investor Offerees, as the case may be, against receipt of payment in cash therefor, all First Offered Units and Second Offered Units as to which a Company Acceptance or Member Acceptance has been timely given. If the proposed consideration by the Offeree includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Managers in good faith, which determination will be binding upon the Company, the Offeror and each Investor Offeree, absent fraud or error. Delivery of certificates or other instruments evidencing such First Offered Units and Second Offered Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof) shall be made on such date against payment in cash of the purchase price therefor. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  (iv) Thereafter, the Offeror may Transfer to the Offeree any or all of the First Offered Units and Second Offered Units not purchased by the Company or the Investor Offerees, on terms and conditions no more favorable to the Offeree than are described in the First Offer, within 90 days after expiration of the Acceptance Period (during which time the Offeror shall ensure that compliance with Section 3.4 has occurred). If such Transfer is not made within such 90-day period, the provisions of this Section 3.3 shall again become effective with respect to the proposed Transfer.

            (b) If any member of the CDM Holder or Bondholder Trust (each such member, an "Indirect Offeror") proposes to Transfer to any Person, other than in connection with a Permitted Excluded Transfer, any CDM Corresponding Interests or Bondholder Trust Corresponding Interests, as applicable, then such Transfer shall be made in compliance with this Agreement and the parties hereto shall comply with the following procedures:

                  (i) If the Indirect Offeror is a holder of Indirect Units in the CDM Holder other than Metropoulos, then the CDM Holder and Metropoulos first shall have a right of first refusal with respect to the Transfer of such CDM Corresponding Interests as provided in the CDM Holder Agreement.

                  (ii) If the Indirect Offeror (A) is Metropoulos or (B) is a holder of Indirect Units in the CDM Holder other than Metropoulos and the CDM Holder and Metropoulos have not elected to acquire all of the CDM Corresponding Interests pursuant to their rights of first refusal in the CDM Holder Agreement, then the CDM Holder shall comply with Section 3.3 hereof and shall offer to the Company and each Investor Offeree in the manner therein provided the opportunity to acquire a number and type of Units that correspond to the CDM Corresponding Interests remaining unsold in the offer to the CDM Holder and Metropoulos (and to the extent such Units are so acquired by the Company or an Investor Offeree, promptly use the proceeds therefrom to redeem the related CDM Corresponding Interests). Thereafter, such Indirect Offeror may Transfer any or all of the CDM Corresponding Interests that were not purchased by the CDM Holder or Metropoulos or that correspond to Units not purchased by the Company or the Investor Offerees, on terms and conditions no more favorable to the Offeree than are described in the First Offer and otherwise as provided in
      Section 3.3(a)(iv) above.

                  (iii) If the Indirect Offeror is a holder of Bondholder Trust Corresponding Interests, then the Indirect Offeror shall comply with the following right of first offer (rather than right of first refusal) procedures:

                        (A) The Indirect Offeror shall, before such Transfer,
            deliver to the Company and the Investors (other than Bondholder Trust) (the "Indirect Offerees") a written request for an offer (the "Indirect Offer Request") to purchase the Bondholder Trust Corresponding Interests that the Indirect Offeror proposes to Transfer (the "Indirect Offered Units"). Each Indirect Offeree shall have the right and option to notify the Indirect Offeror, in a writing (the "Indirect Offer") delivered within three (3) Business Days after the date of its receipt of the Indirect Offer, of its offer to purchase all, but not less than all, of the Indirect Offered Units at the cash purchase price and on the terms and conditions stated in the Indirect Offer. Each Indirect Offer shall remain open and irrevocable for a period of five (5) Business Days from the date of its receipt by the Indirect Offeror (the "Indirect Offer Period").

                        (B) If one or more Indirect Offers have been timely
            received, then the Indirect Offeror shall have the right and option to accept the Indirect Offer containing the highest offered purchase price and/or most favorable other terms and conditions, as determined by the Indirect Offeror in good faith (the "High Offer"), which may reflect discussions between the Indirect Offeree and the Indirect Offeror, by so notifying the applicable Indirect Offeree in a writing (the "Indirect Offer Acceptance"), with copies to the Company and Bondholder Trust, delivered prior to the expiration of the Indirect Offer Period; provided, that if more than one Indirect Offer offers the same purchase price and other terms and conditions and each such offer is a High Offer, then the Indirect Offeror, if choosing to accept any Indirect Offer, shall accept any High Offer made by the Company, and, if no High Offer has been made by the Company, shall have the right and option to accept any of the High Offers.

                        (C) Within 15 days of receipt by Bondholder Trust of the
            copy of the Indirect Offer Acceptance and in lieu of the Indirect Offeror Transferring the Indirect Offered Units, Bondholder Trust shall Transfer to the Company or the other Indirect Offeree, as the case may be, against receipt of payment therefor, Units of the Company in an amount and of the type corresponding to the Indirect Offered Units that the Company or the other Indirect Offeree agreed to purchase. Delivery of certificates or other instruments evidencing Units of the Company in an amount and of the type corresponding to the Indirect Offered Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof) shall be made on such date against payment in cash of the purchase price therefor. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. Bondholder Trust shall promptly use the proceeds received by it at such closing to redeem the Indirect Offered Units.

                        (D) If an Indirect Offer has not been timely delivered,
            or if an Indirect Offer Acceptance has not been timely delivered, then the Indirect Offeror may Transfer to any Person all, but not less than all, of the Bondholder Trust Corresponding Interests that were subject to the Indirect Offer Request on terms and conditions no more favorable to such Person than are described in a timely received Indirect Offer (or, if more than one, in the High Offer), for a period of 60 days after expiration of the Indirect Offer Period. If such Transfer is not made within such 60-day period, the provisions of this Section 3.3(b)(iii) shall again become effective with respect to the proposed Transfer.

            (c) For purposes of this Section 3.3, each Investor may aggregate his, her or its Pro Rata Amount among his, her or its Permitted Excluded Transferees that are Investors to the extent that such Permitted Excluded Transferees do not elect to purchase their respective Pro Rata Amounts.

3.4 CO-SALE RIGHTS.

            (a) If any Member (other than Bondholder Trust) (each, a "Co-Sale Offeree") receives an offer to Transfer (other than a Permitted Excluded Transfer) any Class A Units or Class B Units, as the case may be, to any Person (the "Co-Sale Offeror"), the parties hereto shall comply with the following procedures:

                  (i) The Co-Sale Offeree shall, at least twenty (20) Business Days before such Transfer, deliver a written notice (the "Co-Sale Notice") to the Co-Sale Rightholders that sets forth substantially the same information as the First Offer in Section 3.3(a)(i) above; provided, however, that such Co-Sale Notice shall indicate that the Co-Sale Offeror has been informed of the co-sale rights provided for in this Section 3.4 and has agreed to purchase Class A Units, Class B Units, Class C Units and Fully Participating Units (the "Co-Sale Units") from the Co-Sale Rightholders in accordance with the terms hereof. A Co-Sale Offeree shall be deemed to satisfy the requirement to deliver a Co-Sale Notice if it has delivered a First Offer in accordance with Section 3.3(a)(i) (with a copy to Bondholder Trust) with respect to such offer to Transfer and such First Offer contains the information otherwise required to be set forth in such Co-Sale Notice, and in such case all references to the Co-Sale Notice shall be deemed to refer to such First Offer.

                  (ii) The Co-Sale Offeree shall not Transfer any Units to the Co-Sale Offeror unless each of the Co-Sale Rightholders is permitted to Transfer simultaneously therewith, (A) in the event the proposed purchase price per Unit offered by the Co-Sale Offeror exceeds $1,000 per Unit (as adjusted for splits, combinations, reclassifications and the like), a number of Co-Sale Units equal to its Pro Rata Amount (based upon the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units outstanding at such time and held by the Co-Sale Offeree and all Co-Sale Rightholders) of the aggregate number of Units to which the offer to the Co-Sale Offeree relates and on the same terms and conditions (including price), and (B) in the event the proposed purchase price per Unit offered by the Co-Sale Offeror does not exceed $1,000 per Unit (as adjusted for splits, combinations, reclassification and the like), a number of Co-Sale Units representing its Pro Rata Amount (based upon the aggregate number of Class A Units, Class B Units and Class C Units outstanding at such time and held by the Co-Sale Offeree and all Co-Sale Rightholders) of the aggregate purchase price offered to be paid by the Co-Sale Offeror for the Units to which the offer to the Co-Sale Offeree relates, as specified in the Co-Sale Notice, and otherwise on the same terms and conditions. If the proposed purchase price per Unit offered by the Co-Sale Offeror does not exceed $1,000 per Unit (as adjusted for splits, combinations, reclassifications and the like), then the Company shall promptly engage the Appraiser to determine the fair market value of the Class B Units and the Class C Units (based upon a hypothetical liquidation of the Company at such time in accordance with Section 18 of the Operating Agreement and without giving effect to any minority or illiquidity discounts) in order that the parties may determine the number of Co-Sale Units entitled to be sold by each Co-Sale Rightholder in respect of its Pro Rata Amount of the aggregate purchase price offered to be paid by the Co-Sale Offeror. The Company shall use commercially reasonable efforts to cause the Appraiser to provide written notice of such determination of the fair market value to the

      Company, the Co-Sale Offeree and the Co-Sale Rightholders within 15 days of its engagement. The determination by the Appraiser of such fair market value, as set forth in the written notice described in the preceding sentence, will be final, binding and conclusive on the parties. The fees, costs and expenses of the Appraiser shall be paid by the Company.

                  (iii) Within the later of (A) thirty (30) days after delivery of the Co-Sale Notice and (B) thirty (30) days after delivery by the Appraiser of the written notice setting forth the fair market value determination described in Section 3.4(a)(ii), each Co-Sale Rightholder may elect to participate in the proposed Transfer by delivering to the Co-Sale Offeree a notice (the "Tag-Along Notice") specifying the type and number of Co-Sale Units (up to his, her or its Pro Rata Amount, as determined in accordance with Section 3.4(a)(ii) above) with respect to which such Co-Sale Rightholder shall exercise his, her or its rights under this Section 3.4, and the number of Units to be Transferred to the Co-Sale Offeror by the Co-Sale Offeree shall be reduced accordingly.

                  (iv) Any Co-Sale Units requested to be included in any Tag-Along Notice shall be Transferred at the same time on the same terms and conditions (including price) as are set forth in the Co-Sale Notice, subject to any difference in the purchase price per Class A Unit and the purchase price per Class B Unit and the purchase price per Class C Unit determined by the Appraiser as provided above. If such Transfer is not made within 90 days from delivery of the Co-Sale Notice, the provisions of this Article III shall again become effective with respect to the proposed Transfer.

            (b) If any member of the CDM Holder (each such member, an "Indirect Co-Sale Offeree") receives an offer to Transfer (other than a Permitted Excluded Transfer) to any Person any CDM Corresponding Interests, then such Transfer shall be made in compliance with this Agreement and the CDM Holder shall require that, prior to such Transfer, such Indirect Co-Sale Offeree shall comply in all respects with the provisions set forth in this Section 3.4 as if such Indirect Co-Sale Offeree was proposing to Transfer Units of the Company, corresponding and equal in number to the CDM Corresponding Interests proposed to be Transferred. Any Co-Sale Rightholders electing to exercise their co-sale rights with respect thereto shall be entitled to Transfer to such Third Party the number of Class A Units, Class B Units, Class C Units and/or Fully Participating Units, as applicable, that such Co-Sale Rightholder has elected to Transfer pursuant to this Section 3.4, and the number of CDM Corresponding Interests to be Transferred by the Indirect Co-Sale Offeree shall be reduced accordingly.

            (c) As used herein, the term "Co-Sale Rightholder" means the Investors (other than the Co-Sale Offeree) holding Class A Units, Class B Units, Class C Units and/or Fully Participating Units.

            (d) The Co-Sale Offeree shall, in addition to complying with the provisions of this Section 3.4, comply with the other provisions of this Article III (it being understood that the notice contemplated by Section 3.3(a)(i) and the Co-Sale Notice contemplated by this Section 3.4 may be included in a single notice).

            (e) For purposes of this Section 3.4, each Co-Sale Rightholder may aggregate his, her or its Pro Rata Amount among his, her or its Permitted Excluded Transferees that are Co-Sale Rightholders to the extent that such Permitted Excluded Transferees do not elect to sell their respective Pro Rata Amounts.

3.5 PREEMPTIVE RIGHTS.

            (a) If the Company proposes to offer New Units to any Person, the Company shall, prior to issuing any New Units, deliver to the Investors a written offer (the "Preemptive Rights Offer") to issue to the Investors such New Units to maintain their respective Pro Rata Amounts at a price per New Unit, in cash, equal to the fair market value thereof as determined in good faith by the Board of Managers and otherwise upon the terms and conditions set forth in this
Section 3.5. The Preemptive Rights Offer shall state that the Company proposes to issue New Units and specify their number, type and terms (including the purchase price per New Unit, which shall equal the fair market value thereof as determined in good faith by the Board of Managers). If the New Units are to be offered for property other than cash, the Board of Managers shall make a good faith determination of the fair market value of the property proposed to be received for the New Units and such determination shall constitute the price at which such New Units will be offered for purposes of the Preemptive Rights Offer and this Section 3.5. The Preemptive Rights Offer shall remain open and irrevocable for a period of twenty (20) Business Days (the "Preemptive Rights Period") from the date of its delivery. The Company and Bondholder Trust shall take all reasonable steps necessary to ensure that the issuance of New Units pursuant to such Preemptive Rights Offer will be exempt from registration under the Securities Act of 1933, as amended, including without limitation the appointment, at the Company's expense, of a "purchaser's representative" pursuant to Regulation D under the Securities Act of 1933, as amended.

            (b) Each Investor may accept the Preemptive Rights Offer by delivering to the Company a written notice (the "Purchase Notice") within the Preemptive Rights Period. The Purchase Notice shall state the number (the "Preemptive Rights Number") of New Units such Investor desires to purchase. If the sum of all Preemptive Rights Numbers exceeds the number of New Units that the Company proposes to issue, the New Units shall be allocated among the Investors that delivered a Purchase Notice in accordance with their respective Pro Rata Amounts (based on the aggregate number of Class A Units, Class B Units, Class C Units and Fully Participating Units held by all such participating Investors).

            (c) The issuance of New Units (against receipt of payment in cash therefor) to the Investors who delivered a Purchase Notice shall be made on a Business Day, as designated by the Company, not less than ten (10) and not more than thirty (30) days after expiration of the Preemptive Rights Period on terms and conditions of the Preemptive Rights Offer consistent with this Section 3.5. At the closing of the issuance of the New Units to such Investors, the Company shall deliver certificates or other instruments evidencing such New Units against payment in cash of the purchase price therefor, and such New Units shall be issued free and clear of all liens, claims and other encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof). At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

            (d) If the number of New Units included in the Preemptive Rights Offer exceeds the sum of all Preemptive Rights Numbers, the Company may issue (against receipt of payment therefor) such excess or any portion thereof on the terms and conditions of the Preemptive Rights Offer to any Person within 90 days after expiration of the Preemptive Rights Period. If such issuance is not made within such 90-day period, the restrictions provided for in this Section 3.5 shall again become effective.

            (e) For purposes of this Section 3.5, each Investor may aggregate his, her or its Pro Rata Amount among his, her or its Permitted Excluded Transferees that are Investors to the extent that such Permitted Excluded Transferees do not elect to purchase their respective Pro Rata Amounts.

            (f) If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Section 3.5 would be prejudicial to the Company or its financial condition or business and operations, then the Company may issue and sell the New Units without first offering the New Units to the Investors in compliance with Section 3.5. If the Company so elects to issue New Units under this Section 3.5(f), then the Company shall deliver the Preemptive Offer to each Investor to which it has not so issued or sold New Units (the "Excluded Investors") no later than three (3) Business Days after the date on which such New Units were issued and sold. If an Excluded Investor delivers a Purchase Notice within twenty (20) Business Days after receipt of the Preemptive Offer and (A) the Company has issued or sold the subject New Units to a Third Party but not to any Investor, then the Company shall issue and sell to each electing Excluded Investor such number of New Units as such Excluded Investor would have been entitled had the Preemptive Rights Offer been made and accepted by such Excluded Investor in accordance with Sections 3.5(a) through (e) as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Purchase Notice, at the same price, and on the same terms and conditions as the issuance and sale occurred or (B) the Company has issued and sold the subject New Units to one or more of the Investors (the "Emergency Funding Participants"), then the New Units as to which such Excluded Investors have exercised preemptive rights under this
Section 3.5(f) shall be sold by the Emergency Funding Participants to such Excluded Investors as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Purchase Notice, in such amount as will most closely replicate the outcome if such Excluded Investors had timely delivered a Purchase Notice in accordance with Section 3.5(b) and the sale shall occur at a price per New Unit equal to the price paid by the Emergency Funding Participants therefor, plus interest on such amount from the date of purchase by the Emergency Funding Participants through the date of sale to such Excluded Investors, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. At the closing of any such sale by the Emergency Funding Participants, such Emergency Funding Participants shall deliver to such Excluded Investors certificates representing the New Units to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of Transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement), against payment of the purchase price therefor calculated hereunder.

3.6 REPURCHASE RIGHTS.

            (a) In the event that a CDM Executive resigns voluntarily from Aurora without Good Reason and other than as a result of Disability (a "Repurchase Event"), then the Company, Pinnacle, Aurora or any of their respective designees shall have the right (but not the obligation) to repurchase from the CDM Holder Units corresponding in type and number to the CDM Corresponding Interests owned by such CDM Executive and his Permitted Excluded Transferees, as determined in accordance with Section 3.6(f) below (the "Repurchase Units"); provided that, if the CDM Executive is other than Metropoulos, the CDM Holder and its members first shall have the right to repurchase the CDM Corresponding Interests held by such CDM Executive, as provided in the CDM Holder Agreement.

            (b) The price to be paid in cash for the Repurchase Units under this
Section 3.6 shall be determined as follows:

                  (i) if the Repurchase Event occurs on or prior to the first anniversary of the closing of the Pinnacle Transaction, the price to be paid in cash for the Repurchase Units shall be equal to such CDM Executive's pro rata portion (based on the number of CDM Corresponding Interests held by such CDM Executive and, if applicable, his Permitted Excluded Transferees relative to the aggregate number of CDM Corresponding Interests then outstanding) of $10,750,000 less the proceeds actually received upon the prior Transfer of Units held by the CDM Holder; and

                  (ii) if the Repurchase Event occurs after the first anniversary of the closing of the Pinnacle Transaction and on or before the second anniversary of the closing of the Pinnacle Transaction, the price to be paid in cash for the Repurchase Units shall be equal to such CDM Executive's pro rata portion (based on the number of CDM Corresponding Interests held by such CDM Executive and, if applicable, his Permitted Excluded Transferees relative to the aggregate number of CDM Corresponding Interests then outstanding) of the greater of (A) $10,750,000 less the proceeds actually received upon the prior Transfer of Units held by the CDM Holder and (B) the Fair Market Value (as defined in Section 3.6(e) below).

            (c) The repurchase right of the Company, Pinnacle, Aurora or any of their respective designees, as applicable, under this Section 3.6 may be exercised by written notice (a "Repurchase Notice") to the applicable CDM Executive and the CDM Holder within 60 days of the date of the Repurchase Event. Upon the delivery of a Repurchase Notice, the applicable CDM Executive and the CDM Holder shall be obligated to sell or cause to be sold to the Company, Pinnacle, Aurora or any of their respective designees, as applicable, the Repurchase Units in accordance with the terms of this Section 3.6.

            (d) The purchase of the Repurchase Units under the terms of this
Section 3.6 shall be made at the offices of the Company, Pinnacle, Aurora or any of their respective designees, as applicable, on a mutually satisfactory Business Day within ten (10) days after the final determination of the repurchase price as described below. Delivery of certificates or other instruments evidencing such Repurchase Units duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof) shall be made on such date against payment in cash of the purchase price therefor. At the closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. Simultaneously with such closing, the CDM Holder shall use the repurchase price proceeds to redeem from the applicable CDM Executive and, if applicable, his Permitted Excluded Transferees all CDM Corresponding Interests held by the applicable CDM Executive and, if applicable, his Permitted Excluded Transferees.

            (e) For purposes of this Section 3.6, "Fair Market Value" means the fair market value of the Repurchase Units (including any Units that become Participating Units by reason of such determination of Fair Market Value and the related adjustment to the Gross Asset Value of the Company's assets pursuant to clause (b) of the definition of "Gross Asset Value") (without giving effect to any minority or illiquidity discounts) determined by the Board of Managers in good faith and delivered in writing to the applicable CDM Executive and the CDM Holder as soon as practicable following the Repurchase Event, but in any event prior to delivery of the Repurchase Notice. In the event that the CDM Holder gives the Board of Managers written notice of its objection (the "FMV Objection Notice") to the Board of Managers' calculation of Fair Market Value within ten
(10) days of its receipt of such calculation, then the Company shall engage the Appraiser to determine the Fair Market Value; provided, however, that if the CDM Holder does not deliver the FMV Objection Notice within such ten (10) day period, then the Board of Managers' calculation of Fair Market Value shall be final, binding and conclusive on the parties, unless otherwise agreed to by the Board of Managers and the CDM Holder. The Company shall use commercially reasonable efforts to cause the Appraiser to provide written notice (the "Appraised Value Notice") of such determination of the Fair Market Value to the Company, the applicable CDM Executive and the CDM Holder within fifteen (15) days of its engagement. The determination by the Appraiser of the Fair Market Value, as set forth in the Appraised Value Notice, will be final, binding and conclusive on the parties. The fees, costs and expenses of the Appraiser shall be paid 50% by the Company and 50% by the CDM Holder.

3.7 CALL OPTION.

            (a) If (i) the JPMP Holder and the JWC Holder propose to effect the Sale of the Company to a Third Party or an Aurora Sale to a Third Party on terms and conditions described in detail and in writing to the CDM Holder (the "Proposed Sale Notice"), or (ii) Bondholder Trust proposes to effect an IPO Liquidation, but in either case of clauses (i) or (ii) the CDM Holder does not so consent pursuant to Section 2.5(c) (any such event, a "Call Trigger Event"), then the JPMP Holder, the JWC Holder, Bondholder Trust and the Lexington Holder each shall have the right (but not the obligation) to purchase (the "Call Option"), simultaneously with the consummation of such Call Trigger Event, as the case may be, all (but not less than all) of the Units held by the CDM Holder and its Permitted Excluded Transferees at the Call Option Price; provided that, in the case of a Sale of the Company to a Third Party or an Aurora Sale to a Third Party, such Call Trigger Event is consummated within 90 days after delivery of the Proposed Sale Notice and on the terms and conditions described in the Proposed Sale Notice .

            (b) The Call Option shall be exercisable upon delivery of a written notice (the "Call Option Notice") by the CO Purchaser to the CDM Holder at least thirty (30) days but not more than forty five (45) days prior to the proposed date of the consummation of the Call Trigger Event. The Call Option Notice shall state the proposed date for the consummation of the Call Trigger Event and shall include a statement (the "Call Option Price Statement") of the CO Purchaser's calculation of the Call Option Price (and the basis for such calculation).

            (c) If (A) only one of the JPMP Holder, the JWC Holder, Bondholder Trust or the Lexington Holder elects to exercise the Call Option, then such electing Member shall pay 100% of the Call Option Price, and (B) more than one of the JPMP Holder, the JWC Holder, Bondholder Trust or the Lexington Holder elects to exercise the Call Option, then the Call Option Price shall be allocated among such electing Members in accordance with their relative holdings of Units.

            (d) After delivery of the Call Option Price Statement to the CDM Holder, the CDM Holder may make inquiries of the CO Purchaser regarding questions concerning or disagreements with the Call Option Price Statement arising in the course of such review. The CDM Holder shall complete its review of the Call Option Price Statement within thirty (30) days following the delivery of the Call Option Notice. Promptly following completion of its review, the CDM Holder shall submit to the CO Purchaser a letter regarding its concurrence or disagreement with the calculation of the Call Option Price set forth in the Call Option Price Statement. Unless the CDM Holder delivers a letter (the "Dispute Letter") to the CO Purchaser disagreeing (such letter must contain a statement describing in reasonable detail the basis of such disagreement) with the calculation of the Call Option Price set forth in the Call Option Price Statement within such thirty (30) day period, the Call Option Price Statement shall be final and binding upon the parties unless there shall have occurred any material change in any of the information contained in the Call Option Price Statement (including, without limitation, the basis for the calculation of the Call Option Price), in which case, the CO Purchaser shall be required to deliver promptly a revised Call Option Price Statement and the procedures provided for herein shall be repeated. Following delivery of the Dispute Letter, the CDM Holder and the CO Purchaser shall attempt promptly to resolve such disagreement in good faith. If a resolution of such disagreement has not been effected within ten (10) days (or longer, as mutually agreed by the parties) after delivery of the Dispute Letter, the CDM Holder and CO Purchaser shall submit such disagreement to an independent accounting firm of international recognition (other than the accountants for the Company, the CDM Holder, the CO Purchaser, Pinnacle or Aurora) jointly selected by the CDM Holder and the CO Purchaser (the "Referee"); provided, that if the parties are unable to agree upon the accounting firm within three (3) days, then the Referee shall be an independent accounting firm selected by lot from among the "Big 4" accounting firms, and the selection of the accounting firm by lot shall be final and binding upon the parties. The CDM Holder and the CO Purchaser shall use their respective commercially reasonable efforts to cause the determination of the Referee with respect to the matters in dispute to be completed within twenty
(20) days after the appointment of the Referee, and such determination shall be final and binding upon the parties unless there shall have occurred any material change in any of the information contained in the Call Option Price Statement (including, without limitation, the basis for the calculation of the Call Option Price), in which case, the CO Purchaser shall promptly provide the Referee (with a copy to the CDM Holder) with any updated information in order that the Referee may make a revised determination. The fees, costs and expenses of the Referee shall be paid by the Company. Each of the Company, the CDM Holder and the CO Purchaser shall provide and cause to be provided to the Referee, on a confidential basis, such information as it reasonably requests to perform its duties.

            (e) The purchase of all of the Units held by the CDM Holder under the terms of this Section 3.7 shall be made following the final determination of the Call Option Price as described above and simultaneously with the consummation of the Sale of the Company, the Aurora Sale or the IPO Liquidation, as the case may be. Delivery of certificates or other instruments evidencing the Units held by the CDM Holder duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those arising hereunder and those attributable to actions by the CO Purchaser) shall be made on such date against payment in cash of the Call Option Price or, in the case of a Call Trigger Event that relates to a proposal by Bondholder Trust to effect an IPO Liquidation, in Crunch Holding Shares having a value (based on the price per share offered in the initial public offering thereof less an illiquidity discount) equal to the Call Option Price. At the closing, all the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

3.8 DRAG-ALONG RIGHTS.

            (a) If at any time following the consummation of the Aurora Transaction, the JPMP Holder, the JWC Holder and/or the CDM Holder proposes to Transfer to an Unaffiliated third party, in a single arms-length transaction or a series of related arms-length transactions, Units representing, in the aggregate, at least 50% of the total number of Units owned on the Effective Date by the JPMP Holder, the JWC Holder, the Lexington Holder and the CDM Holder (a "Drag-Along Sale"), such holders shall give written notice thereof to all other Members, including, without limitation, Bondholder Trust. The other Members shall consent to (if such consent is required) and raise no objections against the Drag-Along Sale, and if the Drag-Along Sale if structured as (A) a merger, exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, the other Members shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, exchange, consolidation or asset sale, or (B) a sale of Units of the Company, each other Member shall agree to sell a pro rata percentage (equal to the percentage of Units proposed to be sold by the JPMP Holder, the JWC Holder and the CDM Holder relative to the aggregate number of Units held by such holders) of its Units, on the terms and conditions of such Drag-Along Sale. The Members shall take all necessary and desirable actions in connection with the consummation of the Drag-Along Sale, including obtaining the consent of the Board of Managers, if necessary, to the Drag-Along Sale and the execution of such agreements and such instruments and other actions reasonably necessary to
(1) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Drag-Along Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Sale as set forth in Section 3.8(c) below. The Members shall be permitted to sell their Units pursuant to a Drag-Along Sale without complying with any other provisions of Article III of this Agreement.

            (b) The JPMP Holder, the JWC Holders and the CDM Holder shall represent and warrant to each other and the other Members that no direct or indirect collateral benefit or supplemental consideration (whether or not in the nature of a tangible or intangible asset, money, property, security or other tangible benefits or opportunities) has been or is to be paid by such prospective purchaser or any other Person to any of them in connection with the Drag-Along Sale and that such Drag-Along Sale is not made as part of or in connection with any other transaction pursuant to which any of the JPMP Holder, the JWC Holder or the CDM Holder will receive any additional benefit or consideration. The foregoing provision shall not be deemed to prohibit a Drag-Along Sale to any Person merely because such Person has, is currently having or intends to have a business relationship with one or more Members.

            (c) The obligations of the Members pursuant to this Section 3.8 are subject to the satisfaction of the following conditions:

                  (i) upon the consummation of the Drag-Along Sale, each seller shall receive the same proportion of the aggregate consideration from such approved Drag-Along Sale that such seller would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Operating Agreement as in effect immediately prior to such Drag-Along Sale (giving effect to applicable orders of priority in the Operating Agreement);

                  (ii) if any Members of a class are given an option as to the form and amount of consideration to be received, all Members will be given the same option;

                  (iii) all holders of options, warrants or similar rights to acquire Securities of the Company that are then-currently exercisable will be given an opportunity to exercise such rights prior to the consummation of the Drag-Along Sale (but only to the extent such options, warrants or similar rights are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Members;

                  (iv) no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale (excluding modest expenditures for postage, copies, etc.) and no Member shall be obligated to pay any portion (or shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Drag-Along Sale, to the extent such costs are incurred for the benefit of all Members, and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Member for its sole benefit will not be considered costs of the transaction hereunder), provided, that a Member's liability for such expenses shall be capped at the total purchase price received by such Member for its Units, plus any options, warrants or similar rights; and

                  (v) no Member shall be required to provide any representations, warranties or indemnities in connection with the Drag-Along Sale, other than those contemplated by Section 3.8(a) or required to be made pursuant to Section 3.8(b) to other Members and those representations, warranties and indemnities concerning each Member's valid ownership of Units and options, warrants or similar rights, free and clear of all liens, claims and other encumbrances (other than those arising under applicable securities laws and those attributable to actions by the purchasers thereof), and each Member's authority, power, and right to enter into and consummate such purchase, merger, exchange or other agreement without violating any other agreement. Any indemnity required to be given by a Member shall be several and not joint.

3.9 REGULATORY MATTERS.

            (a) Each Member agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and J.P. Morgan Partners (BHCA), L.P., a copy of which is attached hereto as Exhibit A, regarding regulatory matters (the "Regulatory Sideletter"), including, without limitation, voting to approve amending the Operating Agreement, the Bylaws or this Agreement in a manner reasonably acceptable to the Members, the JPMP Holder or any Affiliate of the JPMP Holder entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 3.9 to the contrary notwithstanding, no Member shall be required under this Section 3.9 to take any action that would adversely affect in any material respect such Member's rights under this Agreement or as a member of the Company.

            (b) The Company and each Member agree not to amend or waive the voting or other provisions of the Operating Agreement, the Bylaws or this Agreement if such amendment or waiver would cause the JPMP Holder or any of its Affiliates to have a Regulatory Problem. The JPMP Holder agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after the JPMP Holder has notice of such amendment or waiver.

3.10 ACCESS TO RECORDS AND PROPERTIES.

      The Company shall permit any Member (other than Other Members) and its employees, members, stockholders, partners, counsel and other authorized representatives (collectively, the "Authorized Representatives"), during normal business hours and upon reasonable advance notice (which shall not be less than one Business Day's prior notice) to (a) visit and inspect the assets and properties of the Company and its direct and indirect Subsidiaries, (b) examine the books of accounts and records of the Company and its direct and indirect Subsidiaries, and make copies of such records and (c) discuss all aspects of the Company and its direct and indirect Subsidiaries with any officers, employees or accountants of the Company or any of its direct and indirect Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company and its direct and indirect Subsidiaries. The Company will instruct its accountants to discuss such aspects of the financial condition of the Company and its Subsidiaries with any such Member and its Authorized Representatives as such Member may reasonably request, and to permit such Member and its Authorized Representatives to inspect, copy and make extracts from such financial statements, analyses, and other documents and information (including electronically stored documents and information) prepared by the accountants with respect to the Company or any of its direct and indirect Subsidiaries as such Member may reasonably request.

3.11 INFORMATION RIGHTS.

      The Company shall provide each Investor who owns at least 5% of the Units originally purchased by it:

            (a) Within 90 days after the end of each fiscal year, an audited balance sheet of Aurora as of the end of such fiscal year, and an audited statement of income and statement of cash flows of Aurora for such year, in each case prepared in accordance with GAAP and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by Aurora's independent public accountants.

            (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited balance sheets of Aurora as of the end of such fiscal quarter, unaudited statements of income, and unaudited statements of cash flows for such fiscal quarter and for the current fiscal year to date. Such financial statements shall be prepared in accordance with GAAP (other than omission of accompanying notes and subject to normal year-end adjustments) and compared with both the actual results from the corresponding quarter of the previous fiscal year and the budget (including any reforecasts) for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of Aurora.

            (c) Within 30 days after the end of each month of each fiscal year, unaudited balance sheets of Aurora as of the end of such month, unaudited statements of income, and unaudited statements of cash flows for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with GAAP (other than omission of accompanying notes and subject to normal year-end adjustments) and compared with both the actual results from the corresponding month of the previous fiscal year and the budget (including any reforecasts) for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of Aurora.

            (d) Promptly at the end of each month of each fiscal year, the management report for such month.

            (e) Not less than 30 days prior to the beginning of each fiscal year, a copy of an annual budget with line items compared to the previous year's budget (the "Operating Budget") and an annual strategic plan for such fiscal year (the "Strategic Plan").

3.12 CERTAIN MATTERS RELATING TO TRANSFERS.

      Upon any Transfer (or series of Transfers) of Units that involves the Class A Units and another class of Units, the Members agree to share the proceeds related to such Transfer in the following manner: (i) in the event that the proposed purchase price per Class A Unit exceeds $1,000 per Unit (as adjusted for splits, combinations, reclassifications and the like), the proceeds shall be shared ratably (based on number) among the Participating Units included in such Transfer; and (ii) in the event that the proposed purchase price per Class A Unit does not exceed $1,000 per Unit (as adjusted for splits, combinations, reclassifications and the like), the Company shall promptly engage the Appraiser (as defined in the Operating Agreement) to determine the fair market value of the Class B Units and Class C Units (based upon a hypothetical liquidation of the Company at such time in accordance with Section 18 of the Operating Agreement, and without giving effect to any minority or illiquidity discounts) and the proceeds shall be shared among the Participating Units included in such Transfer in proportion to their respective Fair Market Values as so determined. The Company shall use commercially reasonable efforts to cause such Appraiser to provide written notice of such determination of the

Fair Market Value to the Company within 15 days of its engagement. The determination by such Appraiser of such Fair Market Value, as set forth in the written notice described in the preceding sentence, will be final, binding and conclusive on the parties. The fees, costs and expenses of such Appraiser shall be paid by the Company.

3.13 REQUIRED IPO AND IPO LIQUIDATION.

            (a) If a Sale of the Company, an Aurora Sale or an IPO (as defined in the Registration Rights Agreement) shall not have occurred prior to the seventh anniversary of the Effective Date, Bondholder Trust shall have the right to deliver a written notice to the Company requiring the Company to commence using its best efforts to consummate an IPO (the "Required IPO"), and specifying the percentage of Bondholder Trust's Registrable Shares (as defined in the Registration Rights Agreement) that Bondholder Trust wishes to have registered in connection with the Required IPO. Such efforts shall include promptly engaging an investment bank selected by the Bondholder Trust to determine the feasibility and terms and conditions of the Required IPO. Following a determination by such investment bank that the Required IPO is feasible, Bondholder Trust shall give written notice to the Company whether or not the Company shall continue to use its best efforts to continue with the process of the Required IPO, and upon receipt of a notice directing the Company to continue with such process, the Company shall use its best efforts to effectuate the Required IPO by, among other things, retaining an investment bank selected by Bondholder Trust to act as managing underwriter, retaining advisors and other professionals (such as the Company's accountants and lawyers) to commence preparation of a registration statement and prospectus, and proceeding with other reasonable and customary activities designed to further the consummation of the Required IPO.

            (b) Immediately prior to the consummation of the Required IPO, subject to Section 2.5(c), the Company shall be liquidated (the "IPO Liquidation") and the shares of common stock of Crunch Holding (the "Crunch Holding Shares") shall be distributed by the Company to each holder of Units (including Bondholder Trust) outstanding on the date of the IPO Liquidation pursuant to the rights and preferences of the Units as provided in Section 18 of the Operating Agreement. Upon completion of the IPO Liquidation, this Agreement shall terminate and be of no further force and effect.

3.14 PINNACLE INDEMNITY.

      The JPMP Holder, the JWC Holder and the CDM Holder agree that they will not pursue for their own account any claim for indemnification under the Agreement and Plan of Merger, dated as of August 8, 2003, by and among Pinnacle Foods Holding Corporation, Crunch Holding, Crunch Acquisition Corp. and HMTF PF, L.L.C. for any Loss (as defined under that agreement) that would adversely affect the value of Pinnacle, and that any such claim shall be brought instead by Aurora or Pinnacle; provided, however, that the JPMP Holder, the JWC Holder and the CDM Holder may pursue for their own account any claim for indemnification for a Loss incurred directly by the JPMP Holder, the JWC Holder or the CDM Holder, as the case may be.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 TERMINATION.

      This Agreement shall automatically terminate and be of no further force or effect as of the Termination Date; provided that, no such termination shall relieve any party from the completion of performance of any of its obligations under this Agreement arising on or prior to the Termination Date, including, without limitation, the obligation to pay the Call Option Price due and payable, if any, under Section 3.7 hereof.

4.2 LEGEND ON UNIT CERTIFICATES.

      Each certificate representing Securities that are subject to this Agreement shall bear legends substantially in the following form:

      "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO AN AMENDED AND RESTATED MEMBERS' AGREEMENT DATED AS OF MARCH 19, 2004, AMONG CRUNCH EQUITY HOLDING, LLC AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF CRUNCH EQUITY HOLDING, LLC."

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

      The Company shall make a notation regarding the above restriction in its books, and no Units shall be Transferred on the books of the Company except in accordance with this Agreement and the above restriction.

4.3 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

      ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.4 SEVERABILITY.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5 ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

      Except in connection with any Transfer of Units in accordance with this Agreement and the Operating Agreement, the rights of each party under this Agreement may not be assigned. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

4.6 AMENDMENTS; WAIVERS.

      Subject to Section 2.5, this Agreement may only be modified or amended, and provisions hereof may be waived, by an instrument in writing signed by the Company and a Super Majority in Interest of Members provided, however, that: (i) without the prior written consent of the CDM Holder, the following provisions shall not be amended or modified: Sections 2.1(b)(iii), 2.1(e), 2.2, 2.3, 2.4(b), 2.5(b), 2.5(c), 3.6, and 3.7; (ii) any amendment, modification or waiver that would adversely affect the rights or obligations of any Member, in its capacity as a Member, without similarly affecting the rights or obligations hereunder of all Members, shall not be effective as to such Member without its prior written consent; and (iii) the Company shall automatically amend Annex I hereto without the consent of a Super Majority in Interest of Members and distribute such amended Annex I to each of the Members upon any change in any Member's information thereon, such as a change in the Member's notice information and a Transfer of Units by a Member in accordance with this Agreement and the addition of Future Members in accordance with Section 3.1. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

4.7 NOTICES.

      All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)   if to the Company, to:

                           Crunch Equity Holding, LLC
                           c/o Pinnacle Foods Holding Corporation
                           1 Old Bloomfield Road
                           Mountain Lakes, New Jersey  07046
                           Telephone:  (973) 541-6620
                           Telecopy:  (973) 541-6691
                           Attention:  General Counsel

                           With a copy to the Investors to their
                           respective addresses set forth on Annex I hereto:

                  (ii) if to the Members, to their respective addresses set forth on Annex I hereto.

      All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery (and, if such date is not a Business Day, then on the next Business Day), (b) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of mailing, on the third Business Day after the posting thereof.

4.8 HEADINGS.

      The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.9 NOUNS AND PRONOUNS.

      Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

4.10 APPROVALS.

      When any reference is made herein to an action to be taken or consent or approval to be granted by the JPMP Holder or the JWC Holder, the holder or holders of a majority of the Interests then held by the JPMP Holder or the JWC Holder, respectively, shall be sufficient to cause such action to be taken or such consent or approval to be granted.

4.11 EXPENSES.

      The Company shall reimburse each of the JPMP Holder, the JWC Holder, the CDM Holder and Bondholder Trust for its respective out-of-pocket expenses, including any fees, disbursements and other charges of counsel, incurred in connection with the formation of the Company (including the negotiation and completion of this Agreement, the Operating Agreement and the Bylaws) and the formation of the CDM Holder upon presentation of appropriate documentation therefor, unless such expenses, fees, disbursements and other charges have been reimbursed by Pinnacle Holding.

4.12 ENTIRE AGREEMENT.

      This Agreement, the Operating Agreement and the Bylaws contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including, without limitation, the Letter Agreement. The parties hereto represent and warrant that there are no other agreements or understandings regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof except pursuant to an amendment, modification or waiver of the provisions of this Agreement.

4.13 COUNTERPARTS.

      This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

4.14 FURTHER ASSURANCES.

      Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                                THE COMPANY:

                                                CRUNCH EQUITY HOLDING, LLC

                                                 By:  /S/  JONATHAN LYNCH
                                                      -------------------------
                                                      Name:  Jonathan Lynch

                     -Signature Page to Members' Agreement-

                                            IN WITNESS WHEREOF, the parties
                                            hereto have executed this Members'
                                            Agreement on the date first
                                            written above.

                                            INVESTORS:

                                            J.P. MORGAN PARTNERS (BHCA), L.P.

                                            By: JPMP MASTER FUND MANAGER, L.P.,
                                                its general partner

                                            By: JPMP CAPITAL CORP.,
                                                its general partner

                                            By: /S/ JONATHAN LYNCH
                                                ----------------------------
                                                Name:  Jonathan Lynch

                                            J.P. MORGAN PARTNERS GLOBAL
                                            INVESTORS, L.P.

                                            By: JPMP GLOBAL INVESTORS, L.P.,
                                                its general partner

                                            By: JPMP CAPITAL CORP.,
                                                its general partner

                                            By: /S/ JONATHAN LYNCH
                                                -----------------------------
                                                Name:  Jonathan Lynch

                     -Signature Page to Members' Agreement-

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                              INVESTORS:

                                              J.P. MORGAN PARTNERS GLOBAL
                                              INVESTORS (CAYMAN), L.P.

                                              By: JPMP GLOBAL INVESTORS, L.P.,
                                                  a general partner

                                              By: JPMP CAPITAL CORP.,
                                                  its general partner

                                              By: /S/  JONATHAN LYNCH
                                                  --------------------------
                                                  Name:  Jonathan Lynch

                                              J.P. MORGAN PARTNERS GLOBAL
                                              INVESTORS A, L.P.

                                              By: JPMP GLOBAL INVESTORS, L.P.,
                                                  a general partner

                                              By: JPMP CAPITAL CORP.,
                                                  its general partner

                                              By: /S/ JONATHAN LYNCH
                                                  ----------------------------
                                                  Name:  Jonathan Lynch

                                              J.P. MORGAN PARTNERS GLOBAL
                                              INVESTORS (CAYMAN) II, L.P.

                                              By: JPMP GLOBAL INVESTORS, L.P.,
                                                  a general partner

                                              By: JPMP CAPITAL CORP.,
                                                  its general partner

                                              By: /S/ JONATHAN LYNCH
                                                  ----------------------------
                                                  Name:  Jonathan Lynch

                     -Signature Page to Members' Agreement-

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                  INVESTORS:

                                  J.W. CHILDS EQUITY PARTNERS III, L.P.

                                  By: J.W. Childs Advisors III, L.P.,
                                      as general partner

                                  By: J.W. Childs Associates, L.P.,
                                      as general partner

                                  By: J.W. Childs Associates, Inc.,
                                      as general partner

                                  By: /S/ ADAM SUTTIN
                                      ---------------------------
                                      Name:  Adam Suttin

                                  JWC FUND III CO-INVEST,  LLC

                                  By: J.W. Childs Associates, L.P., as manager

                                  By: J.W. Childs Associates, Inc., as
                                      general partner

                                  By: /S/ ADAM SUTTIN
                                      ---------------------------
                                      Name:  Adam Suttin

                     -Signature Page to Members' Agreement-

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                           INVESTORS:

                                           CDM INVESTOR GROUP LLC

                                           By: /S/ C. DEAN METROPOULOS
                                               ------------------------------
                                               Name: C. Dean Metropoulos

                     -Signature Page to Members' Agreement-

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                           INVESTORS:

                                           CRUNCH EQUITY VOTING TRUST

                                           By: /S/ KENNETH LIANG
                                               ----------------------------
                                               Name:  Kenneth Liang
                                               Title:  Managing Director

                     -Signature Page to Members' Agreement-

            IN WITNESS WHEREOF, the parties hereto have executed this Members' Agreement on the date first written above.

                                           INVESTORS:

                                           CO-INVESTMENT PARTNERS, L.P.

                                           By: CIP Partners LLC, Managing Member

                                           By: /S/ WALTER M. CAIN
                                               -------------------------------
                                               Name:  Walter M. Cain
                                               Title:  Member

                     -Signature Page to Members' Agreement-

                                                                         ANNEX I

                               SCHEDULE OF MEMBERS

J.P. MORGAN PARTNERS (BHCA), L.P.

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN ) II, L.P.

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

IN EACH CASE:
C/O J.P. MORGAN PARTNERS
1221 AVENUE OF THE AMERICAS, 40TH FLOOR
NEW YORK, NY  10020
ATTENTION: OFFICIAL NOTICES CLERK
FBO: STEPHEN P. MURRAY
TELEPHONE: (212) 899-3400

with a copy to:

O'Melveny & Myers LLP
7 Times Square
New York, NY 10036
Attention: Gregory Gilbert, Esq.
Telephone: (212) 408-2469
Facsimile: (212) 408-2420

J.W. CHILDS EQUITY PARTNERS III, L.P.

JWC FUND III CO-INVEST, LLC

IN EACH CASE:
C/O J.W. CHILDS ASSOCIATES, L.P.
111 HUNTINGTON AVENUE - SUITE 2900
BOSTON, MA 02199-7610
ATTENTION: ADAM L. SUTTIN
TELEPHONE:  (617) 753-1100
FACSIMILE: (617) 753-1101
with a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Steven C. Koval, Esq.
Telephone: (212) 836-8689
Facsimile: (212) 836-8689

CDM INVESTOR GROUP LLC
100 NORTHFIELD STREET
GREENWICH, CT 06830
ATTENTION: C. DEAN METROPOULOS
TELEPHONE: (203) 622-6988
FACSIMILE: (203) 629-6660

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Robert M. Hirsh, Esq.
           Paul D. Ginsberg, Esq.
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

CRUNCH EQUITY VOTING TRUST
C/O OAKTREE CAPITAL MANAGEMENT
333 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA 90071
ATTENTION: KENNETH LIANG
TELEPHONE: (213) 830-6300
FACSIMILE: (213) 830-8522

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Steven R. Gross, Esq.
Telephone: (212) 909-6000
Facsimile: (212) 909-6836

CO-INVESTMENT PARTNERS, L.P.
660 MADISON AVENUE, 23RD FLOOR
NEW YORK, NY 10021
ATTENTION: BART D. OSMAN
TELEPHONE: (212) 754-0411
FACSIMILE: (212) 754-1494

with a copy to:

Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, NY 10022
Attention: Michael S. Nelson, Esq.
Telephone: (212) 715-9360
Facsimile: (212) 715-8000